SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-A
                             REGISTRATION STATEMENT

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 ---------------

                             MARINE BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                                        65-0729764
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                            501 GOODLETTE ROAD NORTH
                                   SUITE D-12
                              NAPLES, FLORIDA 34102
                            TELEPHONE: (941) 434-0441
          (Address, including zip code, of principal executive offices)
                                 ---------------

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTION A.(C)(1), PLEASE CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WITH THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO GENERAL INSTRUCTION A.(C)(2), PLEASE CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(B) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(C), CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(G) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(D), CHECK THE FOLLOWING BOX. [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-39203
                                 ---------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

        TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
        -------------------                      ------------------------------

               None                                           None

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                 TITLE OF CLASS
                                 --------------

                     Common Stock, $.01 par value per share

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The description of the Common Stock, $.01 par value per share, included under the caption "Description of Capital Stock" in the Preliminary Prospectus dated November 9, 1998 contained in the Amendment No. 1 to Registration Statement on Form SB-2 of the Registrant (File No. 333-39203) filed with the Securities and Exchange Commission (the "Commission") on November 9, 1998, as amended, is hereby incorporated by reference. In addition, the description of the Common Stock, $.01 par value per share, included under the caption "Description of Capital Stock" in any Prospectus relating to such Registration Statement filed with the Commission by the Registrant pursuant to any amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference.

ITEM 2.        EXHIBITS
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   EXHIBIT NO.                 DESCRIPTION
   -----------                 -----------

   3.1    Second Amended and Restated Articles of Incorporation of the Company*

   3.2    Amended and Restated Bylaws*

   4.2    Form of Common Share Certificate of the Company*


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*    Incorporated by reference to the respective exhibit to the Registration
     Statement on Form SB-2 (File No. 333-39203) of Marine Bancshares, Inc., previously filed with the Commission.

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

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                MARINE BANCSHARES, INC.


                                By: /S/ RICHARD E. HORNE
                                    -------------------------------
                                    Richard E. Horne
                                Its:  President and Chief Executive Officer

Date:  January 29, 1999

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